UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

BJ’S RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 6, 2011

Dear Team Members and Holders of BJ’s Restaurants, Inc. Restricted Stock,

In the past, you were granted shares of restricted stock in our Company as part of your compensation and that makes you a shareholder of our Company. While some of your shares are restricted (meaning that you can’t sell these shares until they vest), some of your shares may have already vested and YOU have the right to vote your vested shares at our upcoming Annual Shareholders’ Meeting.

You should have received a package from the Company containing an annual report, proxy statement and proxy card to vote. If you did not receive the communication from the Company or inadvertently discarded it, please contact Shareholder Services at Computershare (800) 962-4284 to request your 15 digit control number. Please refer to the BJ’s Restaurants, Inc. code: BJRI and be prepared to provide your social security number. Request the representative to provide your control number. If the representative is unable to provide this information, please ask to speak with a supervisor. Once you have received the control number, logon to www.investorvote.com/BJRI. Enter the control number in the box indicated and follow the instructions on screen to vote your shares.

For those of you who are unfamiliar with the shareholder voting process—here’s a little bit of background. Every year, publicly traded companies ask their shareholders to vote on a variety of proposals, some have to do with how a company is governed (e.g., electing board members), some have to do with compensation (e.g., implementing a new stock option plan) and others are standard business items (e.g., confirming a Board’s appointment of an independent accounting firm). These proposals are outlined in the proxy statement, along with our recommendation for how shareholders should vote on each matter.

This year, we have five proposals in our proxy statement. They are:

(1)	Election of eight directors: Gerald Deitchle, Peter Bassi, Larry Bouts, James Dal Pozzo, John Grundhofer, William Hyde, Roger King and Lea Anne Ottinger;
(2)	To ratify and approve our Performance Incentive Plan;
(3)	To approve an advisory resolution on executive compensation;
(4)	To approve an advisory vote on the frequency of future advisory votes on executive compensation; and,
(5)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2011.

We recommend that shareholders vote FOR each of proposals 1 through 3 and 5, above and that shareholders vote that future advisory votes on executive compensation be conducted every year.

As a shareholder of our Company, you have a say in how the Company is run. It is a privilege to vote and important that you do so. PLEASE TAKE THE TIME TO VOTE YOUR SHARES. If you have any questions about our proposals or how to vote your shares please don’t hesitate to call or email me.

Your vote must be in no later than 11:00 PM (Pacific Time) on June 6, 2011, to be counted.

/s/ Gregory S. Levin

Gregory S. Levin

Executive Vice President and Chief Financial Officer